Exhibit 2

EXECUTION VERSION

HYMAS OPTION AGREEMENT

THIS OPTION AGREEMENT (as may be amended, modified, or supplemented from time to time, this “Agreement”) is made and entered into as of the date set forth on the Company’s signature page below, by and between HYMAS PTE. LTD., a company incorporated in Singapore (Company Registration No. 201815667M) whose registered office is at 48 Toh Guan Road East, #05-124, Enterprise Hub, Singapore 608586 (the “Company”) and the holder named on the Holder’s signature page attached hereto (the “Holder”).

WHEREAS, the Company and the Holder are entering this Agreement as part of the restructuring (the “Reorganization”) of the share capital of Horizon Fuel Cell Technologies Pte. Ltd. (the “Parent”) that has been approved by the board and the shareholders of the Parent, Jiangsu Horizon New Energy Technologies Co., Ltd. and the Company.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions herein contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Grant of Call Option. The Company hereby grants to the Holder, and the Holder shall have, an irrevocable right, but not an obligation, of the Holder to purchase and to cause the Company to sell to the Holder (such right, the “Call Option”) with respect to the number of shares of Class A Common Stock set forth on the Holder’s signature page attached hereto (the “Option Shares”), with par value $0.0001 per share (the “Class A Common Stock”) of Hyzon Motors Inc. (the “ListCo”) (subject to adjustment under Section 1.6 below), free and clear of all Liens. “Lien” means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or security interest of any kind (other than this Agreement and transfer restrictions under applicable securities law).

1.2 Exercise of the Call Option.

(a) Subject to Section 1.2(b), the Holder may exercise the Call Option (in whole but not in part, and only on one single occasion), at its sole discretion at any time during any Exercise Window that occurs prior to the Call Option Expiry Date, by written notice substantially in the form of Exhibit A hereto indicating such exercise (the “Call Option Exercise Notice”) to the Company. “Exercise Window” means (x) the fifteen-day period immediately following the date of this Agreement, (y) the fifteen-day period commencing on each of January 1 and July 1 of every year and (z) during any other period specified by the board of the Company and notified by the Company to the Holder. “Call Option Expiry Date” means (i) the date falling 10 years after the date of this Agreement; or (ii) such other date as agreed in writing between the Buyer and Holder.

(b) Notwithstanding Section 1.2(a), the Company may, at any time and at its sole discretion, notify the Holder in writing (such notice, a “Qualified IPO Exercise Notice”) that the Parent has commenced preparatory work in respect of a Qualified IPO (as defined in the constitution of the Parent, as varied, amended or restated from time to time (the “Constitution”)). Upon the delivery by the Company of a Qualified IPO Exercise Notice, (i) the Call Option will be deemed to be automatically exercised in whole and (ii) the Holder will be deemed to have represented and warranted that the representations and warranties set forth in Section 2.2 of this Agreement remain true and accurate as of the date of the Qualified IPO Exercise Notice and the Closing Date.

(c) Following delivery by the Holder of a Call Option Exercise Notice or delivery by the Company of a Qualified IPO Exercise Notice, in each case, pursuant to this Agreement, subject to the terms and conditions set forth herein, at the Closing (as defined below) the Company shall sell and transfer, to the Holder, and the Holder shall purchase and acquire from the Company, all rights, title and interests in and to the Option Shares, free and clear of all Liens (the “Sale”), against payment of the Exercise Price (as defined below).

1.3 Exercise Price. The exercise price (the “Exercise Price”) for the Call Option shall be $0.001 per Option Share, for an aggregate exercise price set forth on the Holder’s signature page attached hereto (subject to adjustment under Section 1.7 below).

1.4 Closing. Following delivery by the Holder of a Call Option Exercise Notice or delivery by the Company of a Qualified IPO Exercise Notice, in each case, pursuant to this Agreement and subject to the satisfaction of the conditions set forth in Section 1.5, the closing of the purchase and sale of the Option Shares (the “Closing”) shall occur at the offices of the Company as soon as reasonably practical following the receipt by the Company of the Call Option Exercise Notice or the Qualified IPO Delivery Notice (as the case may be) or delivery by the Company of the Qualified IPO Exercise Notice (the “Closing Date”). Unless otherwise agreed upon by the Company and the Holder, settlement of the Option Shares shall occur via “Delivery Free of Payment” (e.g., the Holder shall make payment for Option Shares purchased by it upon the exercise of the Call Option or delivery by the Company of a Qualified IPO Exercise Notice on or prior to the Closing by wire transfer to the Company of immediately available funds to the account specified in Section 1.5(b)(i) below or such other account specified by the Company, and upon confirmation of the receipt of the wire (or otherwise waived by the Company), the Company shall instruct the Transfer Agent to deliver the Option Shares directly to the account specified by the Holder on the Holder’s signature page attached hereto).

1.5 Closing Conditions.

(a) As a condition to the Holder’s obligation to consummate the transactions contemplated hereby, at the Closing, the Company shall have satisfied or the Holder shall have waived each of the conditions set forth below:

(i) the Holder shall have received a copy of the transfer instructions to Continental Stock Transfer & Trust (the “Transfer Agent”) instructing the Transfer Agent to deliver the Option Shares, registered in the name of the Holder:

(ii) the representations and warranties made by the Company herein shall be true and correct in all material respects on the date hereof and on the Closing Date;

(iii) the Company shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed, satisfied or complied with by the Company on or prior to the Closing; and

(iv) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits the consummation of the transaction contemplated by this Agreement.

(b) As a condition to the Company’s obligation to consummate the transactions contemplated hereby, at the Closing, the Holder shall have satisfied (or the Company shall have waived) each of the conditions set forth below:

(i) the Company shall have received the Exercise Price by wire transfer of immediately available funds to the account of the Company set forth below (or any other account specified by the Company in writing):

Bank: United Overseas Bank Ltd.

Swift Code: UOVBSGSG

Beneficiary Name: Hymas Pte Ltd

Beneficiary Account Number: 451-909-0966

(ii) provided that the Holder is a non-US resident, the Holder shall have provided to the Company a copy of the Holder’s IRS Form W-8BEN;

(iii) the representations and warranties made by the Holder herein shall be true and correct in all material respects on the date hereof and on the Closing Date;

(iv) the Holder shall have performed, satisfied and complied with, in all material respects, all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Holder on or prior to the Closing;

(v) no statute, regulation, executive order, decree, ruling or injunction shall have been enacted, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which prohibits or threatens to prohibit the consummation of the transaction contemplated by this Agreement; and

(vi) the Holder shall have provided all other material information and taken all other necessary actions reasonably required by the Company to the Company to consummate the transaction contemplated by this Agreement on or prior to the Closing.

1.6 Adjustment. The Exercise Price and the number of Option Shares (or other property) purchasable hereunder are subject to adjustment from time to time as follows:

(i) Reclassification, Merger etc. If ListCo, by reclassification of securities, merger or otherwise, changes the Class A Common Stock (or any of the other securities as to which purchase rights under this Agreement then exist) into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the Class A Common Stock (or other securities) that were subject to the purchase rights under this Agreement immediately prior to such reclassification, merger or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 1.6.

(ii) Split, Subdivision or Combination of Shares. If ListCo splits, subdivides or combines Class A Common Stock (or any other securities as to which purchase rights under this Agreement then exist) into a different number of securities of the same class, the number of Class A Common Stock subject to this Agreement shall be proportionately adjusted, and the Exercise Price for such securities shall be proportionately decreased in the case of a split or subdivision (provided that in no event shall the Exercise Price be less than the par value of such Class A Common Stock or other securities) and proportionately increased in the case of a combination, all subject to further adjustment as provided in this Section 1.6.

1.7 Adjustments for Dividends in Stock or Other Securities or Property. If the holders of the Class A Common Stock (or any other securities as to which purchase rights under this Agreement then exist) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property of ListCo (including cash) by way of dividend, then and in each case, this Agreement shall represent the right to acquire, in addition to the number of Class A Common Stock receivable upon exercise of the Call Option, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property of ListCo (including cash) that such holder would hold on the date of such exercise had it been the holder of record of the Class A Common Stock (or other security receivable upon exercise of the Call Option) on the date thereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 1.7. For the avoidance of doubt, any such other or additional stock or other securities or property of ListCo (including cash) to be delivered by the Company upon exercise of the Call Option shall be delivered in kind and shall not otherwise affect the Exercise Price of such Call Option or otherwise obligate the Company to deliver any additional Class A Common Stock (other than that actually received by way of dividend on such Class A Common Stock).

1.8 No Fractional Shares or Script. No fractional shares of Option Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the number of shares of Hyzon Stock to be delivered shall be rounded up (if 0.5 or over) or (otherwise) rounded down to the nearest whole share.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to the Holder:

(a) The Company has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company.

(b) This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(c) The Company has good and valid title to the Option Shares to be sold at the Closing hereunder, free and clear of all Liens.

(d) Assuming the accuracy of the Holder’s representations and warranties set forth in Section 2.2, no registration under the Securities Act of 1933, as amended (the “Securities Act”) is required for the issuance of the Call Option or the offer and sale of the Option Shares by the Company to the Holder hereunder. Neither the Call Option or the Option Shares (i) were offered by any form of general solicitation or general advertising and (ii) to the Company’s knowledge are being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

2.2 Representations and Warranties of the Holder. The Holder hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) if such Holder is an entity, the Holder has the requisite corporate power and authority and legal capacity to enter into, and to carry out its obligations under, this Agreement. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Holder.

(b) if the Holder is a natural person, the Holder has the requisite power, capacity and authority to execute, deliver and perform its obligations under this Agreement.

(c) This Agreement has been duly executed and delivered by the Holder and constitutes a valid and binding obligation of the Holder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting rights of creditors and general principles of equity.

(d) The Holder and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Option Shares as have been requested by the Holder. The Holder understands that its investment in the Option Shares involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Option Shares. Other than disclosure on a confidential basis to, if the Holder is an entity, the Holder’s officers and directors, and in any event the Holder’s partners, legal and other advisors, in any such case who have a need to know for the purposes of this Agreement, the Holder has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(e) The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Option Shares or the fairness or suitability of the investment in the Option Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Option Shares.

(f) The Holder understands and agrees that: (a) the Call Option, and the Option Shares to be delivered upon exercise of the Call Option pursuant to the terms of this Agreement, are offered in transactions not involving any public offering within the meaning of the Securities Act, will not be registered under the Securities Act and will be sold in a transaction exempt from or not subject to registration under the Securities Act (by reason of Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act, the so-called “Section 4(a)(1½)” exemption under the Securities Act and/or Regulation S promulgated under the Securities Act, as applicable) and therefore may not, and will not, be re-offered or resold other than in conformity with the registration requirements of the Securities Act and such other applicable rules and regulations or pursuant to an exemption therefrom; (b) the Holder is either (i) an “accredited investor” or (ii) not a “U.S. Person” or “a person in the United States”, as such terms are defined in Regulation D and Regulation S, respectively; (c) if the Holder is an “accredited investor”, such Holder is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (d) the Call Option and the Option Shares to be delivered upon exercise of the Call Option pursuant to the terms of this Agreement will be “restricted securities” within the meaning of Rule 144 under the Securities Act and may not, and will not, be offered, sold, pledged, assigned or otherwise transferred unless pursuant to (i) a registration statement with respect thereto that is effective under the Securities Act and any applicable state securities laws or (ii) an exemption from such registration under the Securities Act or applicable state securities laws, including under Rule 144 or Regulation S, if applicable; (e) any certificates representing such Call Option will bear an appropriate legend and restriction on the books of the Company’s transfer agent to that effect; and (f) any certificates representing the Option Shares deliverable upon exercise of the Call Option will bear an appropriate legend and restriction on the books of ListCo’s transfer agent to that effect. The Holder acknowledges and agrees that the Call Option and Option Shares will be subject to transfer restrictions and, as a result of these transfer restrictions, the Holder may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Call Option or Option Shares and may be required to bear the financial risk of an investment in the Call Option and Option Shares for an indefinite period of time.

(g) The Call Option and the Option Shares are being acquired for the Holder’s own account, for investment, and not with the view to, or for, division or resale in connection with any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, or the securities or blue-sky laws of any state.

(h) The Holder acknowledges that the Call Option and Option Shares (i) were not offered by any form of general solicitation or general advertising or, to its knowledge, general solicitation and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws. The Holder acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company or any of its subsidiaries), any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of the Company contained in Section 2.1 of this Agreement in entering into this Agreement and participating in the transactions contemplated thereby.

(i) The Holder has, and at Closing will have, sufficient cash to pay the Exercise Price.

(j) There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Holder who might be entitled to any fee or commission from the Company or any of its affiliates in connection with the transactions contemplated by this Agreement.

(k) From and after the date the Holder received any information about the issuance of the Call Option and the sale of Option Shares to be sold upon exercise of the Call Option pursuant to this Agreement, the Holder has not offered, pledged, sold, contracted to sell, sold any option or contract to purchase, purchased any option or contract to sell, granted any option, right or warrant to purchase, loaned, or otherwise transferred or disposed of, directly or indirectly, any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock, entered into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A Common Stock, or directly or indirectly, through related parties, affiliates or otherwise sold “short” or “short against the box” (as those terms are generally understood) any equity security of the ListCo.

(l) Except with respect to the Transaction, the Holder is not in possession of, and is not entering (and has not entered) into this Agreement in reliance upon, any material non-public information relating to the Company or ListCo.

(m) The Holder has had an opportunity to review with its own tax advisors the tax consequences of the granting of the Call Option, the exercise thereof, its purchase of the Option Shares, the terms of the Option Shares and the other transactions contemplated by this Agreement. The Holder has exercised independent judgement in evaluating such Holder’s participation in the transactions contemplated hereby. The Holder understands that it must rely solely on its advisors and not on any statements or representations made by the Company, ListCo or any of their affiliates, agents, representatives or advisors with respect thereto. The Holder understands that the Holder (and not the Company, ListCo or any of their affiliates) shall be responsible for any tax liability for the Holder that may arise as a result of its acquisition of the Call Option, the exercise thereof, its purchase of the Option Shares, the terms of the Option Shares or the other transactions contemplated by this Agreement. The Holder acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of the Call Option or any of the Option Shares.

(n) The information provided by the Holder (i) set forth on the Holder’s signature page attached hereto and (ii) contained in the Holder’s IRS Form W-8BEN provided pursuant to Section 1.5(b)(ii) of this Agreement shall (if applicable), when provided, and as of the date of delivery of the Option Shares to the Holder upon exercise of the Call Option be true and correct.

ARTICLE III
MISCELLANEOUS

3.1 Waiver. Notwithstanding any other provision contained in this Agreement, the Holder hereby irrevocably waives any claim, counter-claim, cause and/or right of action, proceedings (including arbitral proceedings), damages, debts, liabilities and amounts payable (whether actual and/or contingent and whether present and/or future and whether at law or in equity, in each case of whatsoever nature) (in each case, a “Claim”) that arises as a result of, in connection with or relating in any way to, the Reorganization and the transactions contemplated hereby and thereby (including, without limitation, the adoption of the Constitution in effect as of the date hereof, the termination of the Third Amended and Restated Investor Rights Agreement dated March 28, 2014 by and among the Company and other parties thereto, the issuance of T Shares to shareholders of the Company, the transfer of Hyzon Stock to holders of the T Shares upon redemption thereof and other sales of Hyzon Stock to other security holders of the Company and its subsidiaries and the options to purchase Hyzon Stock granted to other security holders of the Company and the Parent as contemplated by the Reorganization) (the “Transaction”), regardless of whether any such Claim arises based on contract, tort, equity, under statute or any other theory of legal liability (any and all such Claims are collectively referred to in this Section 3.1 as the “Released Claims”), it may have, now or in the future against the Parent, Shanghai Horizon Fuel Cell, Jiangsu Horizon New Energy Technologies Co., Ltd., Horizon Fuel Cell Technology, the Company and their respective directors and officers (collectively, the “Released Parties”) and will not seek recourse against the Released Parties for any reason whatsoever for or with respect to any Released Claims; provided, however, that the foregoing waiver will not limit or prohibit the Purchaser from pursuing a Claim against the Company or any other person for damages for breach of this Agreement by the Company (or any successor entity). Nothing herein shall operate to relieve the Company of any common law liability to the Holder for Fraud in the event the Company is finally determined by a court of competent jurisdiction to have committed Fraud against the Holder. For purposes herein, “Fraud” shall mean an actual and intentional misrepresentation of fact with respect to the making of the representations and warranties set forth in Section 2.1, provided that such misrepresentation shall be deemed to exist only if the Company had actual knowledge at the time it made such representations and warranties that the representations and warranties made by it were actually false and untrue and such representations and warranties were then made with the express intention that the other party relies thereon to its detriment.

3.2 Restriction on Liens. The Company shall not, without the prior written consent of the Holder, create any Lien on or over any Option Shares, other than (i) statutory Liens arising by operation of law and (ii) Liens which do not materially interfere with the Company’s ability to deliver the Option Shares at Closing and which are released as of Closing.

3.3 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

3.5 Transfer Taxes. All transfer, stamp, documentary, sales, use, registration, VAT or other similar taxes incurred in connection with this Agreement and the transactions contemplated hereby (including the transfer of Option Shares at the Closing) (the “Transfer Taxes”) will be borne by the Holder, regardless of the person liable for such obligations under applicable law or the person making payment to the applicable governmental authority, taxing authority or other third party.

3.6 Delivery of Shares in Another Name. All fees, expenses, governmental charges, VAT or other taxes incurred in connection with the delivery of the Option Shares other than to the Holder’s account will be borne by the Holder, regardless of the person liable for such obligations under applicable law or the person making payment to the applicable governmental authority, taxing authority or other third party.

3.7 No Rights as Stockholder. Holder shall not be entitled to vote or receive dividends or be deemed the holder of the Option Shares or any other securities of the ListCo that may at any time be issuable on the exercise of the Call Option for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the ListCo or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Call Option has been duly exercised and the Option Shares transferred in accordance with the terms of this Agreement.

3.8 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior contracts, agreements, discussions and understandings between them. No course of prior dealings between the parties shall be relevant to supplement or explain any term used in this Agreement.

3.9 Notices. All general notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by courier or sent by registered post or sent by electronic mail to the intended recipient thereof at its address or at its email address set forth on the Company and Holder signature pages attached hereto (or to such other address or email address as a party may from time to time notify the other parties). Any such notice, demand or communication shall be deemed to have been duly served (a) if given personally or sent by courier, upon delivery during normal business hours at the location of delivery or, if later, then on the next Business Day after the day of delivery; (b) if sent by electronic mail during normal business hours at the location of delivery, immediately, or, if later, then on the next Business Day after the day of delivery; (c) the third Business Day following the day sent by reputable international overnight courier (with written confirmation of receipt); and (d) if sent by registered post, five (5) days after posting. Copies delivered solely to outside counsel shall not constitute notice. All amounts due with respect to the delivery of any notices or communications requested by the Holder in physical, hard-copy form, shall be payable by the Holder to the Company within 30 days of receipt by the Holder of an invoice setting forth such expenses. “Business Day” means a day (other than Saturday or Sunday) on which banks are generally open in New York for normal business.

3.10 Amendments and Waivers. No provision of this Agreement may be amended, terminated or waived except by a written instrument referring specifically to this Agreement and signed by all parties hereto or their authorized representatives (or in the case of a waiver by the party hereto or its authorized representative with the right to provide the waiver). No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

3.11 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

3.12 Transfers. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither Company nor the Holder may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party, except that in the event that the Holder is either (i) an entity incorporated under the laws of, or (ii) a natural person resident in, Mainland China (as defined below):

(a) all (but not part) of the Holder’s rights and obligations hereunder may be assigned in whole to any (i) affiliate (as defined in Rule 405 under the Securities Act) of the Holder, but in no event later than immediately prior to the date of Closing specified in Section 1.4 (or as otherwise mutually agreed in writing) or (ii) other person or entity the Company consents to in writing (such consent not to be unreasonably withheld) (each such assignee under subclause (i) or (ii), a “Assignee”), subject to each such Assignee executing a joinder to this Agreement in substantially the form specified in Schedule I hereto (the “Joinder Agreement”), including with respect to the Exercise Price and other terms and conditions; provided that (y) each such Assignee must be qualified and permitted to acquire the Option Shares according to applicable laws, rules and regulations and (z) that, in the case of any such transfer or assignment, the initial party to this Agreement shall remain bound by its obligations under this Agreement.

(b) In this Agreement “Mainland China” means the People’s Republic of China excluding solely for this purpose, the Hong Kong SAR, Macau SAR and Taiwan.

3.13 No Lien. Holder shall not assign, pledge, transfer or convey any security interest in, or any Lien on, or other right or entitlement under, the Call Option or this Agreement, directly or indirectly, in whole or in part.

3.14 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

3.15 Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and delivery of the Option Shares.

3.16 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

3.17 Non-recourse. Notwithstanding anything to the contrary herein, there shall be no recourse for liability under or in relation to this Agreement, or for any claim based thereon or otherwise in respect thereof, against any incorporator, stockholder, officer, director or employee (other than Holder), past, present or future as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any agreement or law or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Agreement and the obligations hereunder are solely obligations of the Company and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers, directors or employees (other than Holder) of the Company or of any predecessor or successor corporation, (collectively, the “Non-Recourse Persons”), or any of them, as a result of the Agreement; and that any and all such personal liability and all such rights and claims against, every such incorporator, stockholder, officer, director or employee (other than Holder) as such, that may arise as a result of the Agreement, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Agreement.

3.18 Third-Party Beneficiaries. Notwithstanding Section 3.12, nothing expressed or implied in this Agreement is intended, nor shall be interpreted, to provide or create any third party beneficiary rights, remedies, or any other rights of any kind in any person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement, except that Section 3.1 is intended to benefit the Released Parties and Section 3.17 is intended to benefit the Non-Recourse Persons.

3.19 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.20 Termination. This Agreement may be terminated by either party by written notice to the other party, if the Closing has not been consummated on or before the date 90 days] after the date of the Call Option Exercise Notice or the Qualified IPO Exercise Notice.

3.21 Waiver of Jury Trial. THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.22 Submission to Jurisdiction, Etc. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (the “SIAC Rules”) for the time being in force, which rules are deemed to be incorporated by reference in this Article 3.22. The seat of the arbitration shall be in Singapore. The tribunal shall consist of three arbitrators. The language of the arbitration shall be English. The submission to arbitration in this Article 3.22 shall not be construed as an intention by the parties to deprive any court or other governmental body or regulatory agency of its jurisdiction to provide interim relief or remedies. The award shall be final and binding on the Company and the Holder, and judgment upon any award may be entered and enforced in any court having jurisdiction.

3.23 Disclaimer of Warranties. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, IT IS THE EXPLICIT INTENT OF AND EXPRESSLY AGREED BY THE PARTIES HERETO THAT THE COMPANY’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.1, AND THE HOLDER’S REPRESENTATIONS AND WARRANTIES IN ARTICLE 2.2 CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF THE PARTIES IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY AND THAT NEITHER THE COMPANY, NOR THE HOLDER, IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE REPRESENTATIONS AND WARRANTIES OF THE COMPANY EXPRESSLY GIVEN IN ARTICLE 2.1 AND THE REPRESENTATIONS AND WARRANTIES OF THE HOLDER EXPRESSLY GIVEN IN ARTICLE 2.2, AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER THE COMPANY NOR THE HOLDER IS MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, AS TO ANY OTHER MATTERS. IT IS UNDERSTOOD AND EXPRESSLY AGREED THAT ANY ESTIMATES, FORECASTS, PROJECTIONS OR OTHER PREDICTIONS THAT HAVE BEEN OR SHALL HEREAFTER BE PROVIDED OR MADE AVAILABLE TO HOLDER OR ANY OF ITS RESPECTIVE AFFILIATES (INCLUDING IN ANY PRESENTATION BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY REPRESENTATIVE OF THE COMPANY) ARE NOT, AND SHALL BE DEEMED NOT TO BE, OR CONTAIN, REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY AFFILIATE OF THE COMPANY OR ANY OF ITS OFFICERS, DIRECTORS OR REPRESENTATIVES, AND THE HOLDER IS NOT ENTERING INTO THIS AGREEMENT IN RELIANCE ON, AND THE HOLDER MAY NOT RELY ON, ANY SUCH ESTIMATES, FORECASTS, PROJECTIONS OR OTHER PREDICTIONS, STATEMENTS OF INTENTION MADE OR PURPORTING TO BE MADE BY OR ON BEHALF OF THE COMPANY, LISTCO OR ANY AFFILIATE OF THE COMPANY OR LISTCO OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS OR REPRESENTATIVES.

3.24 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purpose.

3.25 Further Assurances. The Holder shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the Company may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

* * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on ____________________.

HYMAS PTE. LTD.

By:
Name:
Title:

Address for Notice:

48 Toh Guan Road East

#05-124, Enterprise Hub

Singapore 608586
Attn: Jennifer Lim

Phone:	(65) 9028 6211
Email:	jen@horizonfct.com

[Signature Page]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date specified in this Agreement.

[HOLDER]:

Signature of Holder:

By:
Name:
Title:

Name of Holder:

(Please print. Please indicate name and capacity of person signing above. If the Holder is a trust, please provide the trust name, name of trustee(s), date trust was created and name of beneficiary.)
Name in which securities are to be registered (if different from the name of Holder listed directly above):_______________________
Email
Registered Address:___________________
Holder’s social security /federal tax identification number[1]:_________________
Registered Address-Street:
City, State,
Postal Code:_________________________ Country: ____________________________
Attn:_______________________________
Telephone
No.:________________________________
Facsimile No.:________________________

Number of Options: ___________________
Aggregate Exercise Price: $_____________

1	For US holders. For non-US holders, please attached IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or other applicable IRS beneficial ownership form W-8BEN.

[Signature Page]

SCHEDULE I

Hymas Option Joinder Agreement

This Hymas Option Joinder Agreement (“Joinder Agreement”) is executed on __________________, 2023, by the new holder named on the New Holders’s signature page attached hereto (the “New Holder”) pursuant to the terms of that certain Hymas Option Agreement dated as of ____________, 2023 (the “Hymas Option Agreement”), by and among (i) Hymas Pte. Ltd., a company incorporated in Singapore (Company Registration No. 201815667M) whose registered office is at 48 Toh Guan Road East, #05-124, Enterprise Hub, Singapore 608586 (the “Company”) and (ii) the Holder identified therein, as such Hymas Option Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Joinder Agreement shall have the respective meanings ascribed to such terms in the Hymas Option Agreement. By the execution of this Joinder Agreement, New Holder, Holder and the Company agree as follows:

1. Acknowledgment. Holder represents and warrants to the Company that New Holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Holder. Holder represents and warrants to the Company and agrees with the Company that (i) it is assigning all of its rights, obligations and interests under the Hymas Option Agreement, (ii) New Holder is qualified and permitted to acquire the Option Shares according to applicable laws, regulations and rules and (iii) New Holder shall be considered the “Holder” for all purposes under the Hymas Option Agreement, in each case except as otherwise set forth in Section 3.12(a) of the Hymas Option Agreement, provided that notwithstanding anything set forth herein, as set forth in Section 3.12(a) of the Hymas Option Agreement, Holder shall remain bound by its obligations under the Hymas Option Agreement.

2. Agreement. New Holder hereby (i) agrees to be bound by and subject to the terms of the Hymas Option Agreement; (ii) assumes the obligations and duties of Holder under the Hymas Option Agreement (but without prejudice to the proviso in Section 1 hereof and Section 3.12(a) of the Hymas Option Agreement regarding Holder’s obligations); and (iii) adopts the Hymas Option Agreement with the same force and effect as if New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Hymas Option Agreement shall be given to New Holder at the address or email address listed below New Holder’s signature below.

4. Miscellaneous. This Joinder Agreement shall be subject to all applicable provisions of Section 3 of the Hymas Option Agreement, mutatis mutandis. This Joinder Agreement is an amendment supplemental to the Hymas Option Agreement, and the Hymas Option Agreement and this Joinder Agreement will henceforth be read together. This Joinder Agreement shall form part of the Hymas Option Agreement for the purposes provided herein, and all parties hereto shall be bound by the Hymas Option Agreement as amended hereby. All references in the Hymas Option Agreement or any other agreement, document or instrument delivered in connection with or pursuant to the Hymas Option Agreement shall be deemed to refer to the Hymas Option Agreement as amended by this Joinder Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, each of the parties has executed or caused this Joinder Agreement to be executed by its duly authorized representatives as of the date first set forth above.

HYMAS PTE. LTD.

By:
Name:
Title:

[HOLDER]

By:
Name:
Title:

[NEW HOLDER]:

Signature of New Holder:

By:
Name:
Title:

Name of New Holder:

(Please print. Please indicate name and capacity of person signing above. If the New Holder is a trust, please provide the trust name, name of trustee(s), date trust was created and name of beneficiary.)
Name in which securities are to be registered (if different from the name of New Holder listed directly above):__________________
Email
Registered Address:___________________
New Holder’s social security /federal tax identification number[2]:_________________
Registered Address-Street:
City, State,
Postal Code:_________________________ Country: ____________________________
Attn:_______________________________
Telephone
No.:________________________________
Facsimile No.:________________________

Number of Options: ___________________
Aggregate Exercise Price: $_____________

[2]	For US holders. For non-US holders, please attached IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals)), Form W-8BEN-E (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities)) or other applicable IRS beneficial ownership form W-8BEN.

Exhibit A

Form of Call Option Exercise Notice

Dear Sirs:

Reference is made to the Option Agreement dated [●] (the “Option Agreement”) by and between HYMAS PTE. LTD., a company incorporated in Singapore (No. 201815667M) whose registered office is at 48 Toh Guan Road East, #05-124, Enterprise Hub, Singapore 608586 and the undersigned holder (the “Holder”), pursuant to which the Holder was granted certain option(s) to purchase ________________shares of Class A Common Stock of Hyzon Motors Inc. (the “Call Option”):

1.	Exercise of Option

Effective as of the date of this notice, the Holder hereby elects to exercise the Call Option pursuant to the Option Agreement.

2.	Delivery of Option Shares

[To be included if information in Schedule I or otherwise lodged with the Company is no longer accurate at the time of exercise]

The Holder hereby instructs the Company that, in accordance with Section 1.2(a) of the Option Agreement, the Option Shares are to be delivered to the following account:

1.	Individual’s full name / Trust name, name of trustee(s), date trust was created, name of beneficiary: [●]

2.	Full Address: [●]

3.	Social security / federal tax identification number / IRS Form W-8BEN Number: [●]

3.	Representations and Warranties

The Holder hereby represents and warrants as of the date hereof and as of the date of the delivery of the applicable Hyzon Stock to such Holder pursuant to this Call Option Exercise Notice that the representations and warranties set forth in Section 2.2 of the Option Agreement remain true and accurate.

All questions concerning the construction, validity, enforcement and interpretation of this notice shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to conflict of laws principles.

Yours faithfully,

By:
Name:	[holder name]

Accepted for and on behalf of

HYMAS PTE. LTD.

By :
Name:
Title: